UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2026

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7533 S Center View Ct. # 5311, West Jordan, Utah	84084
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on April 7, 2026, ClearOne, Inc. (the “Company”) received a notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company no longer complied with the continued listing requirements set forth in Nasdaq Listing Rule 5550(b) (the “Continued Listing Requirements”).

In accordance with Nasdaq Marketplace Rule 5810(c)(2)(A), the Company had a period of 45 calendar days from April 7, 2026, or until May 22, 2026, to submit to Nasdaq a plan to regain compliance with the Continued Listing Requirements. Nasdaq, in its discretion, granted an exception of up to 180 calendar days from April 7, 2026, or until October 5, 2026, for the Company to regain compliance with the Continued Listing Requirements.

On October 8, 2026, the Company received a Staff determination letter notifying the Company that it had not demonstrated compliance with the $2,500,000 minimum stockholders’ equity requirement for continued listing set forth under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) because the Company had not completed the remedial actions contemplated by the compliance plan submitted to Nasdaq on May 22, 2026. Accordingly, the Staff determined to delist the Company’s securities from The Nasdaq Capital Market. The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) by October 15, 2026, to appeal the Staff’s determination. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. At the hearing, the Company intends to present its plan to regain compliance with the Stockholders’ Equity Rule. Unless the Company timely requests a hearing, trading in the Company’s common stock will be suspended at the opening of business on October 19, 2026.

The Company intends to take all reasonable measures available to regain compliance under the Stockholders’ Equity Rule and remain listed on Nasdaq. However, there can be no assurance that Nasdaq will grant the Company’s request for a hearing or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Stockholders’ Equity Rule, the outcome of the Nasdaq hearing and appeal process, and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the SEC. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: October 13, 2026	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer